UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
March 23, 2011
Date of Report (Date of earliest event reported)
LOCAL.COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34197 (Commission File Number)	33-0849123 (IRS Employer Identification No.)
7555 Irvine Center Drive
Irvine, California 92618
(Address of principal executive offices, zip code)
(949) 784-0800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
On March 23, 2011, Local.com Corporation (the “Registrant”), DigitalPost Interactive, Inc., a Nevada corporation, (“DGLP”) and its wholly-owned subsidiary, Rovion, Inc., a Delaware corporation (“Rovion”), agreed to mutually terminate that certain Asset Purchase Agreement (the “Agreement”) dated February 11, 2011, by and among the Registrant, DGLP, and Rovion. The termination of the Agreement, a copy of which is attached hereto as Exhibit 10.1, was effective immediately. DGLP and Rovion provided notice to the Registrant on March 23, 2011 that they intended to seek bankruptcy protection. Subsequently, the Registrant, DGLP and Rovion determined to mutually terminate the Agreement and enter into negotiations to purchase the assets of Rovion in accordance with the bankruptcy proceeding, if at all.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Termination of Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated March 23, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCAL.COM CORPORATION
Date: March 29, 2011	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun
Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description
10.1	Termination of Asset Purchase Agreement by and among the Registrant, DigitalPost Interactive, Inc. and Rovion, Inc., dated March 23, 2011.